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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 APRIL 5, 1999


                          CLARK/BARDES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                         000-24769                   52-2103926
 (State or other                    (Commission                (IRS employer
 jurisdiction of                    file number)             identification no.)
incorporation or
  organization)


                      2121 SAN JACINTO STREET, SUITE 2200
                            DALLAS, TEXAS 75201-7906
             (Address and zip code of principal executive offices)

              Registrant's telephone number, including area code:
                                 (214) 871-8717



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On April 5, 1999, Clark/Bardes, Inc. ("CBI"), a Delaware corporation and wholly owned subsidiary of Clark/Bardes Holdings, Inc., a Delaware corporation ("CBH," and together with CBI, "Clark/Bardes"), entered into and consummated an Asset Purchase Agreement (the "Purchase Agreement") by and among Phynque, Inc., d/b/a Management Compensation Group/Healthcare, a Minnesota corporation ("MCG/Healthcare"), and all the shareholders of MCG/Healthcare (collectively, the "Sellers"). The Purchase Agreement provided for, among other things, the acquisition by Clark/Bardes of the businesses and substantially all of the assets of MCG/Healthcare for a purchase price of $34.6 million consisting of:

         (i) a cash payment by wire transfer to the Sellers of $15.8 million less a payment by the Sellers of $2.0 million for certain assets retained by them for a net cash payment of $13.8 million;

         (ii) a promissory note issued by Clark/Bardes to the Sellers in principal amount equal to $8.7 million (the "Promissory Note");

         (iii) the issuance by CBH of 326,383 shares of its common stock, par value $.01 per share (the "Common Stock"), having an aggregate value of $5.3 million based on the closing price of the Common Stock on April 5, 1999;

         (iv) the direct payment of $3.6 million by Clark/Bardes of certain outstanding loans of the Sellers; and

         (v)      the assumption by Clark/Bardes of $3.8 million of liabilities.

         The purchase price was determined by an arm's length negotiation among the parties to the Purchase Agreement. The assets acquired pursuant to the Purchase Agreement include cash, receivables and operating assets in addition to all intangible assets, intellectual property, all lists, records and files pertaining to customers, all computer software and systems and related licenses. The liabilities assumed pursuant to the Purchase Agreement include liabilities for commissions, accrued employee benefits and operating expenses. The $15.8 million cash portion of the purchase price was funded by a borrowing under CBI's existing credit facility with BancOne. In addition, Clark/Bardes borrowed $3.8 million to repay certain obligations of the Sellers assumed by Clark/Bardes. The Promissory Note is payable in thirty-two equal quarterly installments of principal and interest at 10% per annum of $430,000 commencing on April 5, 2000. The Promissory Note is secured by a personal guarantee of W.T. Wamberg, Chairman of Clark/Bardes. Closing costs and fees connected with the transaction are estimated to be $500,000.

         MCG/Healthcare is a 180 employee executive benefit consulting organization servicing the healthcare industry. MCG/Healthcare is headquartered in Minneapolis, Minnesota. Prior to the acquisition described above, there was no material relationship between any of the Sellers and Clark/Bardes or any of its affiliates, any directors or officers of Clark/Bardes, or any associate of any such director or officer.



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ITEM 7. PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (a)      FINANCIAL STATEMENT OF BUSINESS ACQUIRED

                           The required financial statements will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

                  (b)      PRO FORMA FINANCIAL INFORMATION

                           The required pro forma financial information will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

                  (c)      EXHIBITS

                           The following Exhibits are filed herewith:

                           2.1 Asset Purchase Agreement, dated April 5, 1999, by and among Clark/Bardes, Inc., Clark/Bardes Holdings, Inc. and Phynque, Inc., d/b/a Management Compensation Group/Healthcare and certain shareholders.

                           99       Press release dated April 6, 1999.




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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CLARK/BARDES HOLDINGS, INC.


                                           /s/ MELVIN G. TODD
                                           -------------------------------------
                                           Melvin G. Todd
                                           President and Chief Executive Officer

Date:  April 20, 1999



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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
-------                                      -----------
2.1                        Asset Purchase Agreement, dated April 5, 1999, by
                           and among Clark/Bardes, Inc., Clark/Bardes Holdings,
                           Inc. and Phynque, Inc., d/b/a Management
                           Compensation Group/Healthcare and certain
                           shareholders.

99                         Press release dated April 6, 1999.